Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated May 26, 2011, is between YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”) and FIL Investment Management (Hong Kong) Limited (the “Investor”), as professional fiduciary for various accounts from time to time.

WHEREAS, the Investor desires to purchase from the Company on the Closing Date (as hereinafter defined), and the Company desires to sell and issue to the Investor on the Closing Date, upon the terms and conditions stated in this Agreement, the number of shares (the “Shares”) of the Company’s common stock, par value US$0.001 (“Common Stock”), as is specified on the signature page to this Agreement (the “Signature Page”) executed by the Investor, at a purchase price of US$0.088 per Share (the “Purchase Price”); and

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the SEC under the Securities Act.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

1.             DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” means the consummation of the sale and issuance of the Shares pursuant to Section 2 on such  date as the funds representing the Purchase Price paid for the Shares are delivered to the Company and the Shares are issued to the Investor.

“Closing Date” means May 26, 2011, which is the date of the Closing.

“Company’s knowledge” means the information and/or other items that the executive officers of the Company have actual knowledge of or information such officers would reasonably be expected to have after due inquiry.

“Disclosure Schedules” means the disclosure schedules issued by the Company to the Investor, and attached hereto, which schedules correspond to the representations and warranties of the Company in Section 5 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form 8-K” has the meaning as described in the Exchange Act.

“Form 10-K” has the meaning as described in the Exchange Act.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, Share, body or entity) and any court or other tribunal.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Intellectual Property” means patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” means, with respect to any Person, without duplication, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including but not limited to: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described above in clauses (i) through (iv).

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment, or other similar restriction or limitation of any kind whatsoever.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

 “Material Adverse Effect” means any event, effect or change that has had, has, or could reasonably be expected to have, either alone or together with other events, effects or changes, a material adverse effect on: (i) the assets, liabilities, operations, prospects, condition (financial or otherwise) or business of the Company taken as a whole; or (ii) the ability of the Company to perform its obligations under the Transaction Documents, in each case, including but not limited to any circumstance, change or effect to the extent resulting from or arising out of or in connection with: (w) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (x) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (y) changes in United States generally accepted accounting principles, or the interpretation thereof; or (z) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“OTCBB” means the Over-the-Counter Bulletin Board system or any successor system, entity or organization performing the same or a substantially similar function.

“Offering” means the offering and sale of the Shares pursuant to this Agreement.

“Person” means an individual, entity, corporation, partnership, limited partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization, estate or other enterprise or entity.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including the islands of Taiwan, Hong Kong and Macau Special Administrative Region.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Investor, in the form attached as Exhibit A hereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports, documents and other filings and information made by the Company with the SEC, including the Company’s last annual report on Form 10-K.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by the OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not traded, listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means any  of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or, with respect to the foregoing exchanges, any successor exchange, entity or organization performing the same or a substantially similar function, or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“U.S.” means the United States of America.

“US$” means United States dollars, the legal currency of the United States of America.

2.             SALE AND PURCHASE OF SHARES.

2.1.          Purchase of Shares by Investor at Closing.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, the number of Shares specified on the Signature Page executed by the Investor as consideration for payment of the Purchase Price.

2.2.          Closing.  The Closing shall occur on or before the Closing Date at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC  20037, or remotely via the exchange of documents and signatures.  The Closing shall take place as soon as practicable, but in no event later than three Business Days after all closing conditions specified in Section 6 and Section 7 hereof have been satisfied or waived, or at such other time and place as the Company and the Investor shall mutually agree in writing.

2.3.          Closing Deliveries. At the Closing, the Company shall deliver to the Investor (or a custodian notified to the Company) a share certificate or certificates representing the Shares being purchased by such Investor at the Closing.  The Investor shall, immediately upon receipt by Investor of (i) the share certificate or certificates representing the Shares, or (ii) confirmation by the Investor’s designated custodian of receipt of the share certificate or certificates representing the Shares, deliver or cause to be delivered to the Company the Purchase Price by paying United States dollars in immediately available funds by wire transfer to the Company pursuant to wire instruction which the Company may hereafter provide.

2.4.          Use of Proceeds.  The Company hereby covenants and agrees that the proceeds from the sale of Shares shall be used for general corporate and working capital purposes.

2.5.          Outside Date.  If the Closing fails to occur on or prior to June 9, 2011, each of the Company and the Investor shall have the right (but not the obligation) to terminate this Agreement and the transaction contemplated hereunder.

3.            ACKNOWLEDGEMENTS OF THE INVESTOR.

The Investor hereby acknowledges that:

3.1.          Resale Restrictions.  None of the Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Shares may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

3.2.          Agreements.  The Investor has received, carefully read and acknowledges the terms of the Transaction Documents.

3.3.          Independent Advice. The Investor has been advised to consult with the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is  not in any way, directly and/or indirectly, responsible) for compliance with:

(a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Shares hereunder, and

(b)           applicable resale restrictions.

3.4.          No Governmental Review or Insurance.  Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Shares or on any of the documents reviewed or executed by the Investor in connection with the sale of the Shares, including the Transaction Documents, and there is no government or other insurance covering any of the Shares.

3.5.          Placement Agent.  Chardan Capital Markets, LLC acted as placement agent in connection with the Offering and will receive a placement agent fee from the Company equal to five percent (5%) of the gross proceeds of the Offering.

4.             REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTOR.

The Investor represents and warrants to the Company that:

4.1.          Capacity.  The Investor was not formed for the specific purpose of acquiring the Shares, the Investor is duly organized, validly existing and in good standing under the laws of the state of its organization, the Investor has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action.

4.2.          No Violation of Corporate Governance Documents. The entering into of this Agreement and the other Transaction Documents to which the Investor is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

4.3.          Binding Agreement. The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4.          Purchase Entirely for Own Account.  The Shares are being acquired for the Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

4.5.          Not an Underwriter.  The Investor is not an underwriter of the Shares.  To the best of the Investor’s knowledge, it  is not an Affiliate of an underwriter of the Shares.

4.6.          Investment Experience. The Investor acknowledges that the purchase of the Shares is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.7.          Disclosure of Information.  The Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Shares requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the Offering of the Shares.  Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the Transaction Documents.  Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports, either in hard copy or electronically through the SEC’s Electronic Data Gathering Analysis and Retrieval system.  The Investor understands that its investment in the Shares involves a high degree of risk.  The Investor’s decision to enter into this Agreement and the Transaction Documents to which it is a party, has been made based solely on the independent evaluation of the Investor and its representatives, and the Investor has not relied on any information other than information publicly available or contained herein, including in the Disclosure Schedules.  The Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

4.8.          Restricted Securities.  The Investor understands that, except as provided in the Registration Rights Agreement, the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless:

(a)           they are sold pursuant to an effective registration statement under the Securities Act; or

(b)           they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c)           they are sold or transferred to an “affiliate” (as defined in Rule 144, or any successor rule, promulgated under the Securities Act (“Rule 144”) of the Investor who agrees to sell or otherwise transfer the Shares only in accordance with this Section 4.9 and who is an accredited investor, or

(d)           they are validly sold pursuant to Rule 144.

During the period prior to the date on which any Shares are registered under the Securities Act as contemplated pursuant to the Registration Rights Agreement, the Investor shall provide the Company with no less than three (3) Trading Days notice of its intention to dispose of any Shares and agrees that the Investor shall only dispose of any Shares in accordance with all applicable Legal Requirements.  The Investor further understands that any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Shares under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.9.          No General Solicitation.  The Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.10.        Brokers and Finders.  The Investor will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.11.        Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that the Investor was first contacted by the Company, or any other Person acting on the Company’s behalf regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Shares, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with the Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

4.12.        Residency.  The Investor is a resident of the jurisdiction set forth on the Investor’s signature page hereto.

4.13.        Regulation S. The Investor (i) acknowledges that the certificate(s) representing or evidencing the Shares will contain a customary restrictive legend restricting the offer, sale or transfer of any Shares except in accordance with the provisions of Regulation S of the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Investor of the Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Shares was made to the Investor outside of the United States, and the Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase any Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares and has not pre-arranged any sale with any investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S and, specifically, without limitation, the Investor understands that the statutory basis for the exemption claimed for the sale of the Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

4.14.        Reliance on Exemptions.  The Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. All of the information which the Investor has provided to the Company herein is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in: (i) the SEC Reports since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or (ii), if so stated below, the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Investor:

5.1.          Subsidiaries.  A true, correct and complete structure chart of the Company and its wholly-owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules.  Except as disclosed in Schedule 5.1 to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock, or other equity interests, of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

5.2.          Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational, charter or governing documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.3.          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to or affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational, charter or governing documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.5.          Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the SEC of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and applicable “blue sky” or other securities law filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, or (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

5.6.          Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.  The Shares issued to the Investor will from their date of issue rank equally in all respects with all of the existing shares of the Company (including for future dividends payable with the other existing shares of the Company declared on or after the relevant issue date) and will be validly issued fully paid with clear legal and beneficial title and be free from any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect.

5.7.          Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plans.  The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 5.7 to the Disclosure Schedules, and no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.          SEC Reports; Financial Statements.  The Company has filed with the SEC all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9.          Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, the Company and its Subsidiaries have not:

(a)           suffered any Material Adverse Effect;

(b)           suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of US$100,000;

(c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(e)           issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(f)            adopted or proposed the adoption of any change in the Company’s charter, bylaws or other organizational or governing documents;

(g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(i)            sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(j)            been involved in any dispute involving any employee which would reasonably be expected to result in a Material Adverse Effect;

(k)           entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportSharey) to, or otherwise increased the compensation of any executive officer;

(l)            entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(m)           amended or modified, or waived any default under, any Material Contract;

(n)           to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(o)           permitted or allowed any of their material property or assets to be subjected to any Lien;

(p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

(q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of US$100,000, or in the aggregate, in excess of US$250,000;

(r)            paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(t)           compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(u)           merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

(w)           agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

5.10.        Litigation.  Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the best of the Company’s knowledge, there are no facts or circumstances in existence that is likely to serve as a basis for the commencement of such suit, action, proceeding, litigation, arbitration, administrative or criminal proceedings. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the best of the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11.        Labor Relations.  Except as set forth on Schedule 5.11 to the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company.

5.12.        Compliance.  Except as set forth on Schedule 5.12 to the Disclosure Schedules, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.13.        Regulatory Permits.  Except as disclosed in Schedule 5.13 to the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.14.        Title to Assets.  Except as set forth on Schedule 5.14 to the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple or the right under PRC law, as the case may be, to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

5.15.        Contracts.

(a)           Except as set forth on Schedule 5.15, neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)             any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than US$100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii)            any contract, lease or agreement involving payments in excess of US$100,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than sixty (60) days notice;

(iii)           any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)           any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)            any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)           any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)          any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)         any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any Material Contract;

(ix)           any acquisition, merger, asset purchase or other similar agreement;

(x)            any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi)           any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement;

(xii)          any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities;

(xiii)         any contract, obligation or arrangement which is of an unusual or abnormal nature, or outside the ordinary course of the business of the Company or its Subsidiaries;

(xiv)         any contract, obligation or arrangement which is not on arm’s length commercial terms;

(xv)          any contract, obligation or arrangement which gives any party an option to acquire or dispose of any asset or requires another person to do so; or

(xvi)         any contract, obligation or arrangement which is likely to result in a loss to the Company on completion or performance.

(b)           Schedule 5.15(b) to the Disclosure Schedules contains an accurate and complete listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”).  Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

(c)           Actions with Respect to Material Contracts.

(i)            Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and

(ii)           To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, (D) give any Person the right to invalidate, cancel, terminate or modify any Material Contract or (E) give any Person the right to impose any obligation or exercise any right on the Company or any of its Subsidiaries, in each case, neither the Company nor any of its Subsidiaries has received any notice of a claim to that effect or indicating that such a claim may be made.

5.16.        Taxes.

(a)           The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate and complete in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the Company’s knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)           Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)           The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)           No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

5.17.        Employees.

(a)           Except as set forth on Schedule 5.17 to the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(b)           Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(c)           To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company's stockholders to any liability.  There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

5.18.        Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code, provided that, if any of the Investor, or any person or entity that owns a beneficial interest in any of the Investor, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

5.19.        Patents and Trademarks.  Except as set forth on Schedule 5.19 to the Disclosure Schedules, to the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the Company’s knowledge, all such Intellectual Property Rights are enforceable.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

5.20.        Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

5.21.        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the SEC Reports.  The Company and any Subsidiary will  be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.22.        Transactions With Affiliates and Employees.  Except as set forth on Schedule 5.22 to the Disclosure Schedules, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of US$120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

5.23.        Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby.

5.24.        No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are quoted, listed or designated.

5.25.        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.26.        No Directed Selling Efforts.  Neither the Company nor any Person acting on its behalf has conducted any directed selling efforts (as such are used in Regulation S) in the United States in connection with the offer or sale of any of the Shares.

5.27.        Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.        Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investor or their agents or counsel with any information which, after 15 days from the Closing Date, will constitute or might constitute material, non-public information, other than the terms of the transactions contemplated hereby, which will be disclosed by the Company in a current report on Form 8-K or through other means within four Business Days following the Closing Date.  Within 15 days from the Closing Date, the Company will file one or more Current Reports on Form 8-K disclosing any material non-public information that the Company provided to the Investor in connection with their due diligence investigation of the Company, and the Company hereby represents and warrants that the Investor shall not be in possession of any material non-public information after 15 days from the Closing Date.

5.29.        Solvency.  The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

5.30.        Related Party Transactions.  Except as set forth in Schedule 5.30 to the Disclosure Schedules: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the Company’s knowledge, any supplier, distributor or customer of the Company; (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof; (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract; or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

5.31.        Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement; or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

5.32.        PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code of 1986.

5.33.        OFAC. None of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.34.        Money Laundering Laws.  The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies of the PRC and any other applicable jurisdictions, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any PRC Governmental Body or any other applicable jurisdictions’ Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any PRC court, any applicable jurisdictions’ courts, PRC Governmental Body, any other applicable jurisdictions’ Governmental Body, or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

6.             CONDITIONS TO THE CLOSING OF THE INVESTOR.

The obligation of the Investor to purchase the Shares at any Closing is subject to the fulfillment to the satisfaction of the Investor, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

6.1.          Representations and Warranties. The representations and warranties made by the Company contained in Section 5 hereof shall be true, correct and complete in all material respects at the date hereof and at the time of the Closing as if made on and as of such date.

6.2.          Performance of Agreements.  The Company shall have performed and complied with in all material respects all obligations and covenants contained in the Transaction Documents required to be performed or complied with by it on or prior to the applicable Closing Date.

6.3.          Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

6.4.          Judgments, etc.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued or threatened, and no action or proceeding shall have been instituted or threatened by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.5.          Stop Orders.  No stop order or suspension of trading shall have been imposed or threatened by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6.          Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred a Material Adverse Effect with respect to the Company or any of its Subsidiaries;

6.7.          Company Officer Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8.          Company Secretary Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the charter and bylaws of the Company, as the same may be amended and/or restated, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the Closing Date, unless any material information contained in the certificate has changed.

6.9.          Opinion of Counsel.  The Investor shall have received an opinion from Pillsbury Winthrop Shaw Pittman, LLP, the Company’s U.S. legal counsel, dated as of the Closing Date, in such form and substance as agreed to by the Company and the Investor (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.10.        Common Stock.  The Company shall have instructed the Company’s transfer agent to issue and deliver the Shares being sold at the Closing to the Investor.

6.11.        Registration Rights Agreement.  The Company shall have delivered to the Investor the duly executed Registration Rights Agreement.

6.12.        Lock-Up Agreements.  Shane McMahon, the Company’s Chairman and CEO, and Weicheng Liu, the Company’s Senior Executive Officer and Director, shall have entered into “lock-up agreements” with the Investor, in the form attached as Exhibit B hereto.

7.             CONDITIONS TO THE CLOSING OF THE COMPANY.

The obligations, with respect to the Investor, of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

7.1.          Representations and Warranties. The representations and warranties in Section 4 hereof made by the Investor shall be true and correct in all material respects at the time of the Closing Date as if made on and as of such date.

7.2.          Agreements.  The Investor shall have completed and executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

7.3.          Purchase Price.  The Investor shall have delivered or caused to be delivered the aggregate Purchase Price for the Shares being purchased by the Investor to the Company.

8.             OTHER AGREEMENTS

8.1.          Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Investor.

8.2.          Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing.  By no later than the fourth Trading Day following the  Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.

8.3.          Limitation on Issuance of Future Priced Securities.  During the six (6) months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

8.4.          Limitation on Future Issuances of Securities.  During the six (6) months following the  Closing Date, the Company shall not, without the prior written consent of the Investor, issue any shares of its Common Stock, including securities that are exercisable or convertible into Common Stock; provided, however, that the Company may issue (i) subject to compliance with Clause 8.5 below, up to 146,881,944 shares of its Common Stock at a per share price equal to or greater than US$0.088; (ii) shares of its Common Stock upon the exercise, exchange or conversion of securities of the Company which were outstanding prior to the Closing Date; (iii) shares of its Common Stock upon the exercise, exchange or conversion of callable warrants to purchase up to 50 million shares of the Company’s Common Stock, with a per share exercise price equal to or greater than US$0.088, issued to studios in connection with content license agreements relating to the Company’s pay-per-view and video-on-demand business; and (iv) pursuant to the Company’s 2010 Equity Incentive Plan, options to purchase up to an aggregate of 33,000,000 shares of its Common Stock to new and existing employees of the Company in the normal course of business.

8.5.          Right of First Refusal.   In the event the Company offers or issues to any other investor any shares of its Common Stock pursuant to clause 8.4(i) above, the Company must first offer to the Investor the right to purchase up to 10% of the number of shares of Common Stock proposed to be sold in such offering or issuance at the Purchase Price, and on identical terms as set forth herein, provided that the Investor is under no obligation to accept such offer.  For the avoidance of doubt, the purchase of any additional shares by the Investor under Clause 8.5 hereunder shall be included in the calculation of the number of shares issued by the Company pursuant to Clause 8.4(i).

8.6.          Uplisting.  Within thirty (30) days following the Closing Date the Company shall file an application to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or such other national securities exchange as is reasonably acceptable to the Investor (the “Uplisting”), and will use its commercially reasonable efforts to effect the Uplisting within one hundred eighty (180) days after the Closing Date.  The Company shall bear all costs associated with the Uplisting.

9.            FURTHER ASSURANCES.  The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 6, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.           MISCELLANEOUS.

10.1.        Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

YOU On Demand Holdings, Inc.
27 Union Square, West Suite 502
New York, New York  10003
Attention:  Mr. Shane McMahon
Fax Number: (212) 206-9112

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC  20037
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007

(b)	The Investor:

FIL Investment Management (Hong Kong) Limited
17th Floor, One International Finance Centre,
1 Harbour View Street,
Hong Kong Attention:  Equity Capital Markets
Fax Number:  +852 2878 6327

10.2.        Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.3.        Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.4.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor”.

10.5.        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.6.        Governing Law, Consent to Jurisdiction, etc.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, the U.S., without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.7.        Survival.  The representations, warranties, agreements and covenants contained herein shall survive until the earlier of (i) twenty-four (24) months from the Closing Date, or (ii) the consummation of the Uplisting contemplated by this Agreement.

10.8.        Indemnification.

(a)           During the survival period specified in Section 10.7, the Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 10.8, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.9.        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

10.10.      Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10.11.      Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

10.12.      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.13.      Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

YOU ON DEMAND HOLDINGS,  INC.

By:
Name:
Title:

INVESTOR:

FIL INVESTMENT MANAGEMENT (HONG KONG) LIMITED
as professional fiduciary for various accounts from time to time

By:
Name:
Title:

Address:

Facsimile No.

Total Purchase Price:

Number of Shares:

Exhibit A

Registration Rights Agreement with the Investor

[attached hereto]

Exhibit B

Form of Lock-Up Agreement

[attached hereto]